Exhibit 3.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED BY-LAWS

OF

ENZO BIOCHEM, INC.

(a New York Corporation)

Article I, Section 9 of the Amended and Restated By-Laws of Enzo Biochem, Inc. is hereby deleted in its entirety and replaced with the following:

Section 9. Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed in the office of the Department of State of the State of incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for every share of such stock standing in his name on the record of shareholders of the Corporation on the date fixed by the Board as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each shareholder entitled to vote at any meeting of the shareholders may authorize another person or persons to act for him by a proxy signed by such shareholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the total votes, or when shareholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Each director of the Corporation to be elected by shareholders shall be elected by the vote of a majority of the votes cast with respect to such director by the shares present in person or represented by proxy and entitled to vote on the election of directors at any meeting of shareholders duly called for that purpose at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast in a contested election. An election shall be considered contested if, as of the date that this 10 days prior to the filing of the definitive proxy materials for such election, the number of nominees for election as a member of the Board exceeds the number of directors to be elected. A “majority of votes cast” means that the number of shares voted “for” a nominee for election as a member of the Board exceeds the number of shares voted “against” the election of such nominee. Abstentions and broker non-votes shall not constitute votes “for” or “against”. Any incumbent director nominee who fails to receive a majority of the votes cast in an election that is not a contested election shall promptly tender his or her resignation to the Board with such resignation expressly stating that it is contingent upon the acceptance of the resignation by the Board in accordance with this Section 9. The Nominating/Governance Committee of the Board, or such other committee designated by the Board pursuant to these By-Laws, shall recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board shall act on the resignation, taking into account the Nominating/Governance Committee’s recommendation, and publicly disclose on a Form 8-K its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within ninety (90) days following certification of the election results. The Nominating/Governance Committee in making its recommendation, and the Board in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The director who has tendered their resignation pursuant to this Section 9 shall not participate in the Nominating/Governance Committee’s or the Board’s deliberations or decision with respect to the tendered resignation. If the board of directors accepts a director’s resignation pursuant to this Section 9, then the Board may fill the resulting vacancy pursuant to these By-Laws and the Certificate of Incorporation. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.